UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2018

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 15, 2018, the Board of Directors (the “Board”) of Ambarella, Inc. (the “Company”) appointed Teresa H. Meng, Ph.D. as an independent director to the Board.

Prof. Meng, age 57, is a Professor Emerita of Stanford University and was the Reid Weaver Dennis Professor of Electrical Engineering at Stanford University until 2013. Prof. Meng took leave from Stanford University in 1998 and founded Atheros Communications Inc., a developer of semiconductor system solutions for wireless network communications products, which was acquired by Qualcomm Incorporated in 2011. Prof. Meng later returned to Stanford University to continue her teaching and research. Prof. Meng currently serves as a consultant and member of the advisory board of Atmosic Technologies, a privately-held company engaged in development of platforms for the internet-of-things market. Prof. Meng is a Fellow of the Institute of Electrical and Electronics Engineers, or IEEE, and a member of the National Academy of Engineering. Prof. Meng holds a B.S degree in Electrical Engineering from National Taiwan University and M.S. and Ph.D. degrees in Electrical Engineering and Computer Sciences from the University of California, Berkeley.

As a member of the Company’s Board, Prof. Meng will receive the Company’s standard compensation for non-employee directors and will sign the Company’s form Indemnification Agreement. Additionally, Prof. Meng received an initial restricted stock unit award with a value of $200,000 that will vest quarterly over 12 months commencing September 15, 2018, which is consistent with the terms of the annual RSU grants made to continuing non-employee directors in September 2018. The Company previously disclosed the standard arrangements for non-employee directors in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 27, 2018. The Board has determined that Prof. Meng is independent in accordance with the relevant rules and regulations of the Securities and Exchange Commission and listing standards of NASDAQ. There are no arrangements or understandings between Prof. Meng and any other person pursuant to which she was selected as a director of the Company. There are no transactions between Prof. Meng and the Company that would be reportable under Item 404(a) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ambarella, Inc.

Dated: October 18, 2018	/s/ Kevin C. Eichler
Kevin C. Eichler Chief Financial Officer